         As filed with the Securities and Exchange Commission on ____________
                                                      Registration No. 333-_____
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                                 --------------------
                                       FORM S-3
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933

                                 --------------------
                                   CONDUCTUS, INC.
                (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            Delaware                                           77-0162388
(STATE OR OTHER JURISDICTION OF                             (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)  969 W. Maude Avenue      IDENTIFICATION NUMBER)
                             Sunnyvale, California 94086
                                    (408) 523-9950
                 (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
          INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  Charles E. Shalvoy
                        PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                   Conductus, Inc.
                                 969 W. Maude Avenue
                             Sunnyvale, California 94086
                                    (408) 523-9950
            (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                 --------------------

                                      Copies to:
                                 Brooks Stough, Esq.
                              GUNDERSON DETTMER STOUGH
                         VILLENEUVE FRANKLIN & HACHIGIAN, LLP
                                155 Constitution Drive
                             Menlo Park, California 94025

                                 --------------------

  Approximate date of commencement of proposed sale to the public:  As soon as practicable after this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /
 If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of
 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/
   If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
 If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /
   If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of each class of Securities to|                       |Proposed Maximum Offering|     Proposed Maximum      |   Amount of
          be Registered             |Amount to be Registered|  Price per Security(1)  |Aggregate Offering Price(1)|Registration Fee
-----------------------------------------------------------------------------------------------------------------------------------
                                    |                       |                         |                           |
Common Stock, $0.0001 par value     |     558,212 shares    |          $6.875         |        $3,837,707         |     $1,163
-----------------------------------------------------------------------------------------------------------------------------------


(1) The price of $6.875 per share, which was the average of the high and low prices of the Common Stock on the Nasdaq Stock Market on May 28, 1997, is set forth solely for the purpose of calculating the registration fee in accordance with Rule 457(c) of the Securities Act of 1933, as amended.

    The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with
    Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such State.

                      SUBJECT TO COMPLETION, DATED JUNE 3, 1997

                                    558,212 SHARES

                                   CONDUCTUS, INC.

                                     COMMON STOCK

                                  -----------------

    This Prospectus relates to the public offering, which is not being underwritten, of 558,212 shares (the "Shares") of Common Stock, $0.0001 par value (the "Common Stock") of Conductus, Inc. ("Conductus" or the "Company").

    The Shares may be offered by Hewlett-Packard Company ("H-P" or the "Selling Stockholder") from time to time in transactions on the Nasdaq Stock Market, in privately negotiated transactions, or by a combination of such methods of sale, at fixed prices that may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder or the purchasers of the Shares for whom such broker-dealers may act as agent or to whom they sell as principal or both (which compensation to a particular broker-dealer might be in excess of customary commissions). See "Selling Stockholder" and "Plan of Distribution."

    The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholder. The Company has agreed to bear certain expenses in connection with the registration and sale of the Shares being offered by the Selling Stockholder. The Company has agreed to indemnify the Selling Stockholder against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

    On May 28, 1997, the average of the high and low price of the Company's Common Stock on the Nasdaq Stock Market was $6.875 per share. The Common Stock is traded under the Nasdaq symbol "CDTS."

                           -------------------------------

    The Selling Stockholder and any broker-dealers or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

                           -------------------------------

           THE COMMON STOCK OFFERED HEREBY INVOLVES A HIGH DEGREE OF RISK.

                            SEE "RISK FACTORS" ON PAGE 5.

                           -------------------------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
             SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
                 COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF
                 THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY
                                IS A CRIMINAL OFFENSE.

                           -------------------------------

                     The date of this Prospectus is June 3, 1997

                                 AVAILABLE INFORMATION

    Conductus, Inc. is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and the following regional offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60621. Copies of such material may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of prescribed rates. The Company's Common Stock is quoted on the Nasdaq Stock Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc. at 1735 K Street, N.W., Washington, D.C. 20006. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of the Commission's web site is http://www.sec.gov.

    The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments, exhibits and schedules, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered hereby. This Prospectus does not contain all the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, and to which reference is hereby made.
Statements made in this Prospectus as to the contents of any document referred to are not necessarily complete. With respect to each such document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement, including the exhibits and schedules thereto, may be inspected at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Copies of such material may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed fees.

                        INFORMATION INCORPORATED BY REFERENCE

    The following documents filed by the Company with the Commission (File No. 0-20540) pursuant to the 1934 Act are incorporated by reference in this
Prospectus:

    1. The Company's Annual Report on Form 10-K and on Form 10-K/A for the year ended December 27, 1996;
    2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 1997;
    3. The Company's Proxy Statement for Annual Meeting of Stockholders held on May 22, 1997, filed with the SEC on April 22, 1997; and
    4. The Company's Registration Statement No. 0-19915 on Form 8-A filed with the SEC on March 6, 1992, and amended on July 6, 1993, pursuant to Section 12(b) of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Company's outstanding stock.

    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act subsequent to the date of this Prospectus but prior to the termination of the offering to which this Prospectus relates shall be deemed to be incorporated by reference in this Prospectus and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is incorporated herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, in its unmodified form, to constitute a part of this Prospectus.

    Upon written or oral request, the Company will provide without charge to each person to whom a copy of the Prospectus is delivered a copy of the documents incorporated by reference herein (other than exhibits to such documents unless such exhibits are specifically incorporated by reference herein). Requests should be submitted in writing or by telephone at
(408) 523-9950 to Chief Financial Officer, Conductus, Inc., at the principal executive offices of the Company, 969 W. Maude Avenue, Sunnyvale, California 94086.

                                  PROSPECTUS SUMMARY

    THE DISCUSSION IN THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE DISCUSSED HEREIN. THE FOLLOWING SUMMARY IS QUALIFIED IN ITS ENTIRETY BY THE MORE DETAILED INFORMATION APPEARING ELSEWHERE OR INCORPORATED BY REFERENCE INTO THIS PROSPECTUS. SEE "RISK FACTORS."

                                     THE COMPANY

    Conductus develops, manufactures and markets electronic components and subsystems based on superconductors. The unique properties of superconductors provide the basis for electronic products with significant potential performance advantages over products based on competing materials such as copper and semiconductors. Depending on the application, these advantages include enhanced sensitivity, efficiency, speed and operating frequency as well as reduced power consumption, size, weight and cost.

    Superconductors are materials that have the ability to transport electrical
energy with little or no loss when cooled to a "critical" temperature.    The
intrinsic properties of superconductors are unique in nature and offer potential performance benefits to electrical and electronic systems. These include low-loss signal transmission, extreme magnetic sensitivity and efficient high-speed switching. When electrical currents flow through ordinary materials, they encounter resistance which consumes energy by converting electrical energy into heat energy. Depending on whether direct or alternating current is applied, superconductors have the ability to transport electrical current with no resistance at all or with only a tiny fraction (typically less than one percent) of what is found in the best conventional conductors. This property is extremely beneficial in electronic components whose increased efficiency leads to enhanced signal strength, improved signal resolution and reduced component size and weight. Other intrinsic properties of superconductors enable the fabrication of unique electronic devices, including high-speed electronic switches and ultra-sensitive magnetic sensors.

    Conductus is currently focusing significant development efforts on applications for superconductors in communications, healthcare and instrumentation. In the communications market, Conductus is developing filter subsystems for cellular and personal communication services ("PCS") base stations. These superconducting filter subsystems could provide benefits in base station performance and reduce the size of the filter components. In the healthcare market, Conductus is developing and testing prototype superconductive receiver subsystems for several types of magnetic resonance instruments, including nuclear magnetic resonance ("NMR") spectrometers and magnetic resonance imaging ("MRI") scanners. The Company currently manufactures and sells a limited number of superconducting receiver probe subsystems for NMR spectrometers. In the instrumentation market, Conductus currently manufactures and sells superconducting sensors called Superconducting Quantum Interference Devices ("SQUIDs"), which can be used to build electronic instruments that detect and precisely locate extremely weak magnetic signals. Conductus is also marketing and developing a variety of electronic components and instruments based on SQUID technology.

    Conductus was incorporated in Delaware in 1987. Its principal offices are located at 969 W. Maude Avenue, Sunnyvale, California 94086, and its telephone number is (408) 523-9950.

                                     RISK FACTORS

    THIS PROSPECTUS, INCLUDING THE DOCUMENTS INCORPORATED BY REFERENCE HEREIN, CONTAINS FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND UNCERTAINTIES. THE STATEMENTS CONTAINED IN THIS PROSPECTUS OR INCORPORATED BY REFERENCE HEREIN THAT ARE NOT PURELY HISTORICAL ARE FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE SECURITIES ACT AND SECTION 21E OF THE EXCHANGE ACT, INCLUDING WITHOUT LIMITATION STATEMENTS REGARDING THE COMPANY'S EXPECTATIONS, BELIEFS, INTENTIONS OR STRATEGIES REGARDING THE FUTURE. ALL FORWARD-LOOKING STATEMENTS INCLUDED IN THIS DOCUMENT OR INCORPORATED BY REFERENCE HEREIN ARE BASED ON INFORMATION AVAILABLE TO THE COMPANY ON THE DATE HEREOF, AND THE COMPANY ASSUMES NO OBLIGATION TO UPDATE ANY SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY'S ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE SET FORTH IN "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. IN EVALUATING THE COMPANY'S BUSINESS, PROSPECTIVE INVESTORS SHOULD CONSIDER CAREFULLY THE FOLLOWING FACTORS IN ADDITION TO THE OTHER INFORMATION SET FORTH IN THIS PROSPECTUS AND INCORPORATED BY REFERENCE HEREIN.

    EARLY STAGE OF THE SUPERCONDUCTIVE ELECTRONICS MARKET. Conductus was founded in September 1987 and to date has been engaged principally in research and development activities. Although Conductus has introduced a number of superconductive electronic products, most of Conductus' revenues to date have been derived from research and development contracts. The superconductive electronics market is new, with limited product commercialization to date. There can be no assurance that Conductus will successfully introduce any products currently under development, that Conductus will be able to manufacture adequate quantities of any products it introduces at commercially acceptable costs or on a timely basis to meet customer demands or that any such products will offer sufficient price/performance advantages to achieve market acceptance. The Company's failure to successfully develop, manufacture and commercialize products that offer sufficient price/performance advantages to achieve significant market acceptance on a timely and cost-effective basis would have a material adverse effect on the Company's business, operating results and financial condition.

    ACCUMULATED DEFICIT AND ANTICIPATED FUTURE LOSSES.  UNCERTAINTY OF
FINANCIAL RESULTS. As of March 28, 1997, the Company had accumulated net losses of approximately $30.6 million. Conductus expects to incur substantial additional losses at least during 1997 as it expands operations. Continued development of the Company's products may require the commitment of substantial resources to research and development, establishment of additional pilot and commercial-scale fabrication processes and facilities of enhanced quality control, marketing, sales and administrative capabilities. In order to achieve profitability, Conductus, on its own or with collaborative partners, must successfully develop, manufacture, introduce and market its potential products. There can be no assurance that the Company will ever be able to achieve profitable operations or, if profitability is achieved, that it can be sustained.

    QUARTERLY FLUCTUATIONS. The Company's operating results have varied substantially on a quarterly basis and such fluctuations are expected to continue and perhaps increase in future periods as the Company seeks to commercialize its products. Factors that may affect the Company's operating results include the timing of government funding awards, the timing and market acceptance of new products or technological advances by the Company and its competitors, the timing of significant orders from and shipments to customers, changes in pricing policies by the Company and its competitors, the mix of distribution channels through which the Company's products are sold, the accuracy of resellers' forecasts of end user demand, regulatory changes, the ability of the Company and its subcontractors to obtain sufficient supplies of limited or sole-source components for the Company's products and general economic conditions both domestically and internationally.

    HIGH DEGREE OF DEPENDENCE UPON OTHER COMPLEMENTARY TECHNOLOGIES.
Commercial uses of superconductive products will depend generally on the commercial availability of a number of other technologies such as specialized mechanical refrigeration systems, cryogenically-cooled semiconductor technology and large-area-compatible wafer substrates, some of which are in the development stage. Conductus currently does not intend to devote significant effort or resources to developing these technologies, and is dependent on the development activities of third parties in these areas. There can be no assurance that these technologies will be successfully developed and commercialized, or that they will achieve market acceptance.

    RELIANCE ON LIMITED OR SOLE-SOURCE SUPPLIERS. Certain components of Conductus' subsystems, including cryocoolers, are currently obtained from a single source or a limited number of suppliers. The inability of the Company to develop alternative sources, if required, an inability to meet demand, a prolonged interruption in supply or a significant increase in price of one or more components would have a material adverse effect on the Company's business, operating results and financial condition.

    DEPENDENCE ON INCORPORATION OF POTENTIAL PRODUCTS IN THIRD PARTY SYSTEMS. Many of Conductus' potential products, if successfully developed, are likely to be used as components or subsystems in systems manufactured and sold by third party systems manufacturers. There can be no assurance that these third parties will elect to incorporate superconductive electronic products in these systems, or, if they do, that related system requirements, such as data processing software and hardware capabilities, can or will be successfully developed. Failure of third parties to successfully commercialize complementary technologies or to incorporate the Company's products into their systems would have a material adverse effect on Conductus' business, operating results and financial condition.

    EXTENSIVE RELIANCE ON COLLABORATIVE RELATIONSHIPS. Conductus has established and continues to seek to establish collaborative arrangements with corporate partners, government agencies and public and private research institutions to develop, manufacture and market superconductive electronic products. Conductus' success will depend in large part on the development of successful collaborative arrangements with third parties, their strategic interest in the potential products under development and their willingness to purchase any such products. There can be no assurance that Conductus will be able to enter into collaborative arrangements on commercially reasonable terms, that these arrangements, if established, will result in successful programs to develop, manufacture or market superconductive electronic products or, if these programs are successful, that Conductus' collaborative partners will not seek to manufacture jointly developed products themselves or obtain them from alternative sources. In addition, these programs may require Conductus to share control over its development, manufacturing and marketing programs and relinquish rights to its technology, may be subject to unilateral termination by the Company's collaborative partners and may restrict Conductus' ability to engage in certain areas of product development, manufacturing and marketing.

    RAPID TECHNOLOGICAL CHANGE. The field of superconductivity is characterized by rapidly advancing technology. The future success of the Company will depend in large part upon its ability to keep pace with advancing superconductive technology, including superconducting materials and processes, and industry standards. The Company has focused its development efforts to date principally on Yttrium Barium Copper Oxide ("YBCO"). There can be no assurance that YBCO will ultimately prove commercially competitive against other currently known materials or materials that may be discovered in the future. The Company will have to continue to develop and integrate advances in technology for the fabrication of electronic circuits and devices and manufacture of commercial quantities of its products. The Company will also need to continue to develop and integrate advances in complementary technologies. There can be no assurance that the Company's development efforts will not be rendered obsolete by research efforts and technological advances made by others or that materials other than those currently used by Conductus will not prove more advantageous for the commercialization of superconductive electronic products.

    INTENSE COMPETITION. The market for electronic products is intensely competitive. Although the market for superconductive electronics currently is small and in the early stages of development, Conductus believes this market will become intensely competitive if products with significant market potential are successfully developed. A number of large American, Japanese and European companies, many of which have substantially greater financial resources, research and development staffs and manufacturing and marketing capabilities than the Company, are engaged in programs to develop and commercialize superconductive electronic technology and products. A number of smaller companies are also engaged in various aspects of the development and commercialization of superconductive electronic products. Furthermore, academic institutions, governmental agencies and other public and private research organizations are engaged in development programs that may lead to competitive arrangements for commercializing superconductive electronic products. In addition, if the superconductor industry develops further, new competitors with significantly greater resources are likely to enter the field. Conductus' ability to compete successfully will require it to develop and maintain technologically advanced products, attract and retain highly qualified personnel, obtain patent or other protection for its technology and products and manufacture and market its products, either on its own or with third parties. The Company's inability to compete successfully would have a material adverse effect on the Company's business, operating results and financial condition.

    COMPETING TECHNOLOGIES. The Company's planned products, if successfully developed, will compete directly with other existing and subsequently developed products which use competing technologies. In wireless communications applications, there are a number of competing approaches and technologies to increase the capacity and improve the quality of wireless networks. These approaches include increasing the number of base stations, increasing tower heights, locating filters and amplifiers at the top of antennas and using advanced antenna technology. In healthcare imaging and analysis applications, alternative approaches and technologies in magnetic resonance instruments include using more powerful magnets, and improving receiver sensitivity by refrigerating conventional copper receiver coils. In magnetic sensing instrument applications, alternative approaches and technologies may be available to perform functions addressable by magnetic sensing technology. Improvements in existing alternative approaches or the development and introduction of competing approaches or technologies to the Company's potential products could have a material adverse effect on the Company's business, operating results and financial condition. Failure of the Company's potential products to compete successfully with products using competing technologies would have a material adverse effect on the Company's business, operating results and financial condition.

    UNCERTAINTY OF PATENTS AND PROPRIETARY RIGHTS: RISK OF LITIGATION. The Company's efforts to protect its proprietary rights may not be successful in preventing their misappropriation or ensuring that these rights will provide the Company with a competitive advantage. There can be no assurance that the Company's pending applications will result in issued patents, that the validity of the Company's issued patents will not be subject to challenge or that third parties will not be able to design around the patented aspects of the Company's products. Additionally, certain of the issued patents and patent applications are jointly owned by the Company and third parties. Any party has the right to license rights under such patents and applications, which could result in Conductus not having exclusive control over such inventions.

    The patent positions of companies using high temperature superconductive
(HTS) technology, including Conductus, are uncertain and involve both complex legal and factual questions. Consequently, there is significant risk that others, including competitors of the Company, have obtained or will obtain patents relating to the Company's planned products or technology. A patent issue of particular importance to the Company relates to copper oxides or "cuprates," that are used to make HTS products, including the YBCO compound which is currently the basis for the Company's business and products. Conductus has neither obtained any issued patents nor has it filed any patent applications covering the composition of any cuprates or other HTS materials. However, several U.S. and foreign patent applications filed by International Business Machines Corporation, AT&T, the University of Houston, the Naval Research Laboratory and others are pending regarding the composition of YBCO and related HTS. The Company understands that several of such U.S. applications are the subject of an interference proceeding currently pending in the U.S. Patent and Trademark Office (Interference No. 101,981). Additionally, E. I. du Pont de Nemours & Co. ("DuPont") has notified Conductus that it is the exclusive licensee of patents issued in Israel, Sweden, Taiwan and the United Kingdom covering the composition of YBCO and a method for using YBCO in superconducting applications. DuPont has stated that it is interested in sublicensing such patents to Conductus, and would consider sublicensing to Conductus, as they issue, any other foreign and U.S. patent applications licensed to DuPont by the University of Houston. The Company anticipates that it will be required to obtain a license to use YBCO from one or more of these parties in order to continue to develop and sell products based on YBCO.

    There can be no assurance that the Company would be able to obtain licenses to patents covering YBCO compositions, when issued, or to any other patents applicable to the Company's business on commercially reasonable terms. In such an event, the Company could be required to expend significant resources to develop noninfringing technology alternatives. There can be no assurance that the Company would be able to successfully design around these third party patents or to obtain licenses to alternative technology that it may require. Furthermore, there can be no assurance that the Company will not be obligated to defend itself at substantial cost against allegations of infringement of third party patents. An adverse outcome in such a suit could subject the Company to significant liabilities to third parties, or require the Company to cease using such technology. In addition, aside from the merits of a claim, the cost of defending any such suit would constitute a major financial burden for the Company that would have a material adverse effect on the Company's business, operating results and financial condition.

    DEPENDENCE ON LICENSED TECHNOLOGY. Successful marketing of a material portion of Conductus' products depends in part on nonexclusive licenses obtained from various licensors. There can be no assurance that such licenses will not be terminated by licensors or that Conductus will be able to develop alternate products that do not require these or other licenses.

    SUBSTANTIAL FUTURE CAPITAL NEEDS. The Company to date has received limited revenues from product sales. The development of the Company's planned products will require a commitment of substantial additional funds. Conductus anticipates that its existing available cash should be adequate to fund the Company's operations through at least the end of 1997. The
Company's future capital requirements will depend on many factors, including, without limitation, continued progress in its research and development programs, the magnitude of these programs, the time and cost involved in obtaining any required regulatory approvals, the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents, successful completion of technological, manufacturing and market requirements, changes in existing research relationships, the availability of funding under government contracts, the ability of the Company to establish collaborative arrangements and the cost of manufacturing scale-up and the amount and timing of future revenues. If adequate funds are not available, the Company may be required to delay, scale-back or eliminate one or more of its research and development programs or obtain funds through arrangements with collaborative partners or others that may require the Company to relinquish rights to certain of its technologies or potential products that the Company would not otherwise relinquish. There can be no assurance that additional financing will be available on acceptable terms or at all, if and when required.

    LIMITED COMMERCIAL MANUFACTURING CAPABILITY. Conductus has established a production facility limited in volume, capacity and technology as described below. To date, Conductus has focused primarily on the development of its fabrication processes and the production of limited quantities of superconducting thin films and components. Although Conductus' processing technology is derived principally from semiconductor manufacturing technology, the fabrication of HTS components entails additional difficulties because of specific properties unique to HTS materials. There can be no assurance that Conductus can develop enhanced processing technology necessary to develop more advanced superconducting devices and circuits, that the Company will be able to attain commercially viable yields in the future, that the Company will not suffer recurring yield problems caused by mask defects, impurities in materials and other factors or that the Company can expand its processing, production control, assembly, testing and quality assurance capabilities to produce existing or planned superconductive electronic products in adequate commercial quantities. The Company's failure to develop an adequate manufacturing capability would have a material adverse effect on the Company's business, operating results and financial condition.

    NEED TO DEVELOP INFRASTRUCTURE TO SUPPORT COMMERCIALIZATION. Conductus has very limited experience in commercial sales, marketing and distribution. Expanded sales, marketing and customer service capabilities are also needed. There can be no assurance that it will be able to establish adequate sales, marketing and distribution capabilities or be successful in gaining market acceptance for any of its potential products.

    LIMITED OUTLETS FOR CERTAIN PRODUCTS. Conductus currently has agreements with Varian Associates ("Varian") and Nalorac Corporation ("Nalorac") for sales of NMR probes. The market for NMR systems is highly concentrated, with estimates that approximately 85% of the worldwide market is divided between Varian and Bruker Instruments. There can be no assurance that Varian or Nalorac will be successful in marketing the NMR probes or systems containing Conductus probe subsystems, that Varian or Nalorac will continue to market the probes or systems or that the Company will be able to market the probes or systems through other channels should distribution through Varian and Nalorac prove unsuccessful.

    HIGH DEGREE OF DEPENDENCE UPON GOVERNMENT CONTRACTS. A significant portion of the Company's revenues has been derived from contracts with agencies of the U.S. government. The Company's revenue from government-related contracts represented approximately 72%, 77%, 77%, and 82% of total revenue for the quarter ended March 28, 1997, and fiscal years 1996, 1995 and 1994, respectively. The Company's contracts involving the U.S. government are or may be subject to various risks, including: unilateral termination for the convenience of the government; reduction or modification in the event of changes in the government's requirements or budgetary constraints; increased or unexpected costs causing losses or reduced profits under fixed-price contracts or unallowable costs under cost reimbursement contracts; risks of potential disclosure of Conductus' confidential information to third parties; the failure or inability of the prime contractor to perform its prime contract in circumstances where Conductus is a subcontractor; the failure of the government to exercise options provided for in the contracts; the government's nonexclusive, royalty-free license to use technology developed pursuant to the contracts by or on behalf of the government in certain circumstances; and exercise of "march-in" rights by the government. March-in rights refer to the right of the U.S. government or government agency to require the Company to license to third parties patented technology developed under contracts funded by the government if the contractor fails to continue to develop the technology. The programs in which Conductus participates in many cases extend for several years, but are normally funded on an annual basis. There can be no assurance that the U.S. government will continue its commitment to programs to which the Company's development projects are applicable, particularly in light of recent legislative initiatives to reduce the funding of various U.S. government agencies and programs, or that the Company will be successful in obtaining funding pursuant to such programs. Conductus does not anticipate that government contract revenues will grow will continue at historic levels. A reduction in, or discontinuance of, such commitment or of the Company's participation in such programs would have a material adverse effect on the Company's business, operating results and financial condition.

    HIGHLY REGULATED POTENTIAL PRODUCT APPLICATIONS. Some of the Company's potential products may be used as subsystems in medical devices, such as MRI and NMR devices, which are subject to extensive governmental regulation in the United States by the Food and Drug Administration ("FDA") and other government agencies. Regulation of medical devices outside the U.S. varies widely from country to country. The clearance and approval process for both the FDA and foreign regulatory authorities can be costly and time consuming and the Company will be largely dependent upon the efforts of manufacturers of instruments that utilize the Company's subsystems to obtain necessary approvals. There can be no assurance that any buyers of the Company's subsystems will be able to obtain any necessary governmental approvals, or otherwise comply with applicable governmental regulations.

    In addition, in some states, a certificate of need ("CON") or similar regulatory approval is required prior to acquisition of medical equipment or introduction of a new service by hospitals or healthcare providers. CON regulations limiting the number of new MRI machines or limiting the acquisition of magnetoencephalography devices could adversely impact commercialization of those products, whether or not they incorporate superconducting products supplied by the Company.

    In the communications area, the operation of cellular and PCS base stations is regulated in the United States by the Federal Communications Commission ("FCC"). Base stations and equipment marketed for use therein must meet specific technical standards. The Company's ability to sell its HTS filter subsystems will depend upon the ability of base station equipment manufacturers and of cellular base station operators to obtain and retain the necessary FCC approvals and licenses. Any failure or delay of base station manufacturers or operators in obtaining necessary approvals and licenses could have a material adverse effect on the Company's business, operating results and financial condition.

    ENVIRONMENTAL REGULATIONS. The Company is subject to a number of federal, state and local governmental regulations related to the use, storage, discharge and disposal of toxic, volatile or otherwise hazardous chemicals used in its business. Any failure to comply with present or future regulations could result in fines being imposed on the Company and the suspension of production or a cessation of operations. In addition, such regulations could restrict the Company's ability to expand or could require the Company to acquire costly equipment or to incur other significant expenses to comply with environmental regulations or to clean up prior discharges.

    ATTRACTION AND RETENTION OF KEY EMPLOYEES. The Company is highly dependent upon the efforts of its senior management and technical team, as well as the contributions of its Scientific Advisory Board. The loss of the services of one or more members of the senior management and technical team or Scientific Advisory Board could impede the achievement of the Company's product development and commercialization objectives. Due to the specialized technical nature of the Company's business, the Company is also highly dependent upon its ability to attract and retain qualified technical and key management personnel. Moreover, the Company is targeting its products towards markets, such as communications, healthcare and instrumentation, that require substantial industry knowledge and expertise. The Company currently has limited expertise in these areas and it is essential to attract qualified personnel with expertise in manufacturing, marketing, sales and support in each of its targeted markets. There is intense competition for qualified personnel in the areas of the Company's activities and there can be no assurance that the Company will be able to continue to attract and retain qualified personnel necessary for the development of its business.

    VOLATILITY OF STOCK PRICE. There has historically been significant volatility in the market price of securities of technology companies, particularly those that, like the Company, are still engaged primarily in product development activities. Factors such as technology and product announcements by the Company or its competitors, disputes relating to patents and proprietary rights and variations in quarterly operating results may have a significant impact on the market price of the Common Stock. In addition, the securities markets have experienced volatility which is often unrelated to the operating performance of particular companies. In the past, following periods of volatility in the market price of a company's securities, securities class action lawsuits have been instituted against a company. If brought, such litigation and any settlement or award could have a material adverse effect on the Company's business, results of operations and financial condition.

    EFFECT OF CERTAIN CHARTER PROVISIONS; ANTITAKEOVER EFFECTS OF RESTATED CERTIFICATE OF INCORPORATION AND BYLAW PROVISIONS AND OF DELAWARE LAW. The Board of Directors has the authority to issue up to 1,000,000 shares of Preferred Stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights of those shares without any further vote or action by the stockholders. The rights of the holders of Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any Preferred Stock that may be issued in the future. The issuance of Preferred Stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Company. The Company has no present plans to issue shares of Preferred Stock. Further, certain provisions of the Company's Restated Certificate of Incorporation and Bylaws and of Delaware corporate law could delay or make more difficult a merger, tender offer or proxy contest involving the Company. Among other things, the Company's Restated Certificate of Incorporation does not permit stockholders to act by written consent.

    ABSENCE OF DIVIDENDS. The Company has never paid cash dividends and does not anticipate paying cash dividends on the Common Stock in the foreseeable future.

                                 SELLING STOCKHOLDER

    The following table sets forth certain information, as of May 28, 1997, with respect to the number of shares of Common stock owned by the Selling Stockholder and as adjusted to give effect to the sale of the Shares offered hereby. The Shares are being registered to permit public secondary trading of the Shares, and the Selling Stockholder may offer the Shares for resale from time to time. See "Plan of Distribution."

    The Shares being offered by the Selling Stockholder were issued pursuant to the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof.

    The Company has filed with the Commission, under the Act, a Registration Statement on Form S-3, of which this Prospectus forms a part, with respect to the resale of the Shares from time to time on the Nasdaq Stock Market or in privately-negotiated transactions.

    The Shares offered by this Prospectus may be offered from time to time by the Selling Stockholder named below:


                                             SHARES BENEFICIALLY OWNED
                                                 PRIOR TO OFFERING
                                             -------------------------
                                            NUMBER OF                     NUMBER OF SHARES
              NAME AND ADDRESS OF SELLING    SHARES        PERCENT (1)      BEING OFFERED
              STOCKHOLDER                   ---------      -----------    ----------------
              ---------------------------
              HEWLETT-PACKARD COMPANY
              3000 HANOVER STREET
              PALO ALTO, CA 94304........    558,212           8.2%            558,212


 (1) Based upon shares of Common Stock outstanding on May 28, 1997. This Registration Statement shall also cover any additional shares of Common Stock which become issuable in connection with the shares registered for sale hereby by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of Common Stock.

RELATIONSHIP WITH H-P

    In June 1993, the Company and H-P replaced a previous Coordinated Research Program Agreement ("the Prior H-P Agreement") by entering into a new five-year agreement ("the Current H-P Agreement"), which agreement is subject to earlier termination by Conductus if H-P's ownership of the Company's stock falls below 7%. Pursuant to the Prior H-P Agreement, H-P and Conductus were involved in several joint development projects, including the development of a stable, low phase-noise oscillator for microwave test and instrumentation applications using resonators developed by Conductus, and the development of a variety of digital low temperature superconductive (LTS) circuits for high-speed digital electronic applications. All rights to technology arising out of joint development projects are owned jointly by H-P and Conductus. As a result, both Conductus and H-P will be entitled to commercialize products incorporating such technology.

    Any royalties received by either H-P or Conductus for technology developed under the Prior H-P Agreement will be divided equally between the two parties, except that Conductus generally may not license third parties to make circuits based on circuit designs made solely by H-P employees as part of a joint development project or sell such circuits to third parties for incorporation into products for resale. H-P is a party to certain cross-license arrangements and may in the future enter into similar cross-licenses. Consequently, such third parties may have non-exclusive rights in technology developed under research projects under the Prior H-P Agreement. H-P also has the right, beginning two years after information developed under the Prior H-P Agreement and three years after other confidential information is disclosed to H-P, to disclose such information to third parties or to the public (including information disclosed to H-P by Conductus). Conductus has comparable license and information disclosure rights.

    The Current H-P Agreement requires Conductus and H-P to exchange reviews and assessments of Conductus' technical and applications developments, particularly with respect to their potential application to H-P's product lines. Confidentiality is maintained for five years under the Current H-P Agreement. H-P has the right to appoint and has appointed an H-P employee (the "H-P Member") as a member of the Company's Scientific

Advisory Board. H-P will jointly own with Conductus any invention by the H-P Member acting pursuant to the H-P Agreement or using the Company's confidential information.

    Mr. Richard W. Anderson, Vice President and General Manager of the
Microwave and Communication Group at H-P, was nominated for election as a director of the Company by H-P pursuant to the Series B Preferred Stock Purchase Agreement between the Company and H-P. On May 7, 1997, Mr. Anderson resigned as director of the Company. See "Certain Transactions" of the proxy statement that is incorporated herein by reference.


                                 PLAN OF DISTRIBUTION

    The Company will receive no proceeds from this offering. The Shares offered hereby may be sold by the Selling Stockholder from time to time in transactions in the over-the-counter market, in negotiated transactions, or a combination of such methods of sale, at fixed prices which may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The Selling Stockholder may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Stockholder and/or the purchasers of the Shares for whom such broker-dealers may act as agents or to whom they sell as principals, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

    In order to comply with the securities laws of certain states, the Shares will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, the sale and issuance of Shares may be subject to the notice filing requirements of certain states.

    The Selling Stockholder and any broker-dealer or agents that participate with the Selling Stockholder in the distribution of the Shares may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

    Under the applicable rules and regulations under the 1934 Act, any person engaged in the distribution of the Shares may not simultaneously engage in market making activities with respect to the Common Stock of the Company for a period of two business days prior to the commencement of such distribution. In addition and without limiting the foregoing, the Selling Stockholder will be subject to applicable provisions of the 1934 Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, which provisions may limit the timing of purchases and sales of shares of the Company's Common Stock by the Selling Stockholder.

    The Shares were originally issued to the Selling Stockholder pursuant to an exemption from the registration requirements of the Securities Act provided by
Section 4(2) thereof. The Company agreed to register the Shares under the Securities Act and to indemnify and hold the Selling Stockholder harmless against certain liabilities under the Securities Act that could arise in connection with the sale by the Selling Stockholder of the Shares. The Company has agreed to pay all reasonable fees and expenses incident to the filing of this Registration Statement.

                                    LEGAL MATTERS

    The legality of the securities offered hereby will be passed upon for the Company by Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, L.L.P., Menlo Park, California.

                                       EXPERTS

    The balance sheets as of December 27, 1996 and December 31, 1995 and the statements of operations, shareholders' equity, and cash flows for each of the three years in the period ended December 27, 1996, incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

NO DEALER, SALESPERSON OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF ANY OFFER TO BUY AND OF THE SECURITIES OFFERED HEREBY BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICIATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF THE PROSPECTUS.



                             ---------------------------


                                    558,212 SHARES

                                   CONDUCTUS, INC.

                                     Common Stock

                                    --------------

                                    June 3, 1997

                                    --------------

                                       PART II

                        INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The fees and expenses incurred by the Company in connection with the offering are payable by the Company and, other than filing fees, are estimated as follows:


Securities and Exchange Commission Registration fee. . . . . . . .      $1,163
Legal fees and expenses. . . . . . . . . . . . . . . . . . . . . .       7,000
Accounting fees and expenses . . . . . . . . . . . . . . . . . . .       1,000
Miscellaneous fees and expenses. . . . . . . . . . . . . . . . . .       2,000
                                                                         -----
   Total . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     $11,163
                                                                        ------
                                                                        ------

Item 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Registrant's Amended and Restated Certificate of Incorporation provide that, the directors may cause the Registrant to indemnify a director, officer, employee or agent of the Registrant against all costs, charges and expenses incurred by such person as a result of an action or proceeding to which such person is made a party by reason of being or having been a director, officer, employee or agent of the Registrant. The Registrant has entered into indemnification agreements with certain of its directors and maintains insurance for the benefit of its directors and officers insuring such persons against certain liabilities, including liabilities under the securities laws. Item 16. EXHIBITS

    (a)  EXHIBITS

 Exhibit    Description
 Number     -----------
 ------
 5.1     Opinion of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian ,
         L.L.P.
23.1     Consent of Coopers & Lybrand L.L.P.
23.2 Consent of Gunderson Dettmer Stough Villeneuve Franklin & Hachigian , L.L.P. (included in the opinion filed as Exhibit 5.1)
24.1 Power of Attorney (included in Part II of this Registration Statement under the caption "Signatures").

---------------

Item 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the following provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

                                      SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of Califormia on this 3rd day of June, 1997.

CONDUCTUS, INC.




By: /s/Charles E. Shalvoy
   ---------------------------------------------
    Charles E. Shalvoy
    President and Chief Executive Officer

                                  POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned officers and directors of Conductus, Inc., a Delaware corporation, do hereby constitute and appoint jointly and severally, Charles E. Shalvoy and William J. Tamblyn, and each of them, the lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratified and confirms all that said attorneys and agents or any of them shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

    Signature                TITLE                              DATE
    ---------                -----                              ----

/s/Charles E. Shalvoy        President, Chief Executive         May 30, 1997
---------------------------  Officer and Director
Charles E. Shalvoy           (Principal Executive Officer)


/s/William J. Tamblyn        Vice President,                    May 30, 1997
---------------------------  Chief Financial Officer
William J. Tamblyn           (Principal Accounting Officer)



/s/John F. Shoch, Ph.D.      Chairman of the Board of           May 30, 1997
---------------------------  Directors
John F. Shoch, Ph.D.


/s/Martin Cooper             Director                           May 31, 1997
---------------------------
Martin Cooper


/s/Robert Janowiak           Director                           May 22, 1997
---------------------------
Robert Janowiak


/s/Marty Kaplan              Director                           May 22, 1997
---------------------------
Marty Kaplan